                               CONSENT OF INDEPENDENT ACCOUNTANTS


          We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-40282) of ENSCO International Incorporated (formerly Energy Service Company, Inc.) of our report dated June 24, 1996 appearing on page 1 in this Annual Report on Form 11-K of the ENSCO Savings Plan.


          /S/ PRICE WATERHOUSE LLP
          ------------------------
          PRICE WATERHOUSE LLP

          Dallas, Texas
          June 24, 1996































